Filed pursuant to Rule 424(b)(3)
Registration No. 333-178190

PROSPECTUS SUPPLEMENT
 (to Prospectus dated December 22, 2011)

INTELLIPHARMACEUTICS INTERNATIONAL INC.

This sticker supplement is being filed by Intellipharmaceutics International Inc. to clarify that the 25-month period referred to on the cover of the base shelf prospectus dated December 22, 2011 is applicable only to any offerings of its securities in Canada pursuant to the base shelf prospectus and any related filings with the securities commissions or other securities regulatory bodies in Canada.

Prospectus Supplement dated January 17, 2014